                                                       ITEM 14(a)3, EXHIBIT 4.11



                    FIRST AMENDMENT TO AMENDED AND RESTATED
                               SECURITY AGREEMENT
                                    (Pledge)


       THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (Pledge) (this "First Amendment") is executed as of September 12, 1996, by TESORO PETROLEUM CORPORATION, a Delaware corporation, with principal offices at 8700 Tesoro Drive, San Antonio, Texas 78217 ("Pledgor"); in favor of BANQUE PARIBAS, with offices at 1200 Smith Street, Houston, Texas 77002, as Administrative Agent ("Secured Party") for the Issuing Banks and the Lenders parties to the Credit Agreement referred to below.

                                   RECITALS:

       A. Pledgor, Banque Paribas, as Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and various lenders (the "Lenders") entered into that certain Amended and Restated Credit Agreement dated as of June 7, 1996 (the "Credit Agreement").

       B. The conditions precedent to the effectiveness of the Credit Agreement included the execution and delivery by Pledgor of that certain Amended and Restated Security Agreement (Pledge) dated of even date therewith (the "Security Agreement").

       C. Pledgor and Secured Party mutually desire to amend (i) the description of the "Collateral" (as defined in the Security Agreement) by amending Exhibit A to the Security Agreement to include additional Securities and (ii) the definition of Issuer by amending Schedule 1.02 to the Security Agreement to include additional Persons.

       D. Therefore, for and in consideration of the premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor and Secured Party hereby agree as follows:

                                   AGREEMENT:

       1. All capitalized terms used but not defined in this First Amendment which are defined in the Security Agreement or the Credit Agreement shall have the same meanings herein as therein unless the context otherwise requires.

       2. The definition of Collateral in Section 1.02 of the Security Agreement and Exhibit A to the Security Agreement are each hereby supplemented to include the securities described on Exhibit A attached hereto (the "Additional Securities").

       3. The definition of Issuer in Section 1.02 of the Security Agreement and Schedule 1.02 to the Security Agreement are each hereby supplemented to include the Persons described on Schedule 1.02 attached hereto (the "Additional Issuers").

       4. Section 1.02 of the Security Agreement is hereby further amended and supplemented as follows:

              (i) the term "Security Agreement", as defined in Section 1.02, is hereby amended to mean the Security Agreement, as amended and supplemented by this First Amendment, and as the same may from time to time be further amended or supplemented.

              (ii) added thereto is a new definition to read in its entirety as follows:

                     "First Amendment" shall mean that certain First Amendment
              to Amended and Restated Security Agreement (Pledge) dated as of September 12, 1996, by and between Pledgor and Secured Party.

       5. Pledgor hereby confirms that it has assigned and granted and does hereby assign and grant to Secured Party a security interest in, lien upon and a right of set-off against all of the Collateral, including the Additional Securities, and all other Property relating thereto, arising therefrom, or in any way connected therewith, as security for the Obligations.

       6. Pledgor represents and warrants to Secured Party that (i) there exists no default or event of default or any condition or act which constitutes, or with notice or lapse of time would constitute an Event of Default under the Credit Agreement or the Security Agreement, as amended and supplemented hereby; (ii) Pledgor has performed and complied with all covenants, agreements and conditions contained in the Security Agreement, as amended and supplemented hereby, required to be performed or complied with by it; and (iii) the representations and warranties of Pledgor contained in the Security Agreement, as amended and supplemented hereby, were true and correct when made and are true and correct in all material respects as of the time of delivery of this First Amendment.

       7. On and after the date on which this First Amendment becomes effective, the terms "Security Agreement", "hereof", "herein", "hereunder" and terms of like import, when used in the Security Agreement shall, except where the context otherwise requires, refer to the Security Agreement, as amended and supplemented hereby.

       8. Except as amended by this First Amendment, the Security Agreement shall remain in full force and effect, and Pledgor hereby reaffirms all covenants, representations and warranties made in the Security Agreement, as amended and supplemented hereby.

       8. This First Amendment shall benefit and bind the parties hereto and their respective assigns, successors and legal representatives.

       WITNESS THE EXECUTION HEREOF as of the date first above written.


PLEDGOR:                                   TESORO PETROLEUM CORPORATION
-------



                                           By: /s/ G. A. WRIGHT
                                              ----------------------------------
                                           Name:  G.A. Wright
                                           Title: Vice President, Corporate
                                                  Communications and Treasurer


SECURED PARTY:                             BANQUE PARIBAS, AS ADMINISTRATIVE
-------------                              AGENT


                                           By: /s/ BRIAN MALONE
                                              ----------------------------------
                                           Name:  Brian Malone
                                           Title: Vice President



                                           By: /s/ BARTON D. SCHOUEST
                                              ----------------------------------
                                           Name:  Barton D. Schouest
                                           Title: Group Vice President

                                 SCHEDULE 1.02

                               ADDITIONAL ISSUERS


Tesoro Financial Services Holding Company, a Delaware corporation

                                   EXHIBIT A

                             ADDITIONAL SECURITIES


1000 shares of the common stock of Tesoro Financial Services Holding Company, a Delaware corporation ("TFHSC"), registered in the name of Tesoro Petroleum Corporation on the books of TFHSC, as represented by Certificate No. 1.